UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14A 101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EXTENDED SYSTEMS INCORPORATED
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Filed by Extended Systems Incorporated Pursuant to

Rule 14a-12 Under the Securities Exchange Act of 1934

Subject Company: Extended Systems Incorporated

Commission File No.: 000-23597

The following is a letter sent by Extended Systems Incorporated on August 2, 2005 to its OneBridge customers in connection with the merger and other transactions contemplated by the Agreement and Plan of Merger, dated July 28, 2005, by and among Sybase, Inc, Ernst Acquisition Corporation and Extended Systems Incorporated. Foreign language translations may also be prepared for certain customers.

August 2, 2005

Dear OneBridge Customer,

We would like to inform you of an important event in Extended Systems’ future.  On Friday, July 29, Sybase, Inc. (NYSE: SY) announced that it signed a definitive agreement to acquire Extended Systems.  The transaction is subject to regulatory approval, Extended Systems stockholder approval, as well as other specified closing conditions and is expected to close in the fourth quarter of the 2005 calendar year.  Following the closing of the proposed acquisition, Extended Systems will become a wholly owned subsidiary and will be positioned as part of Sybase’s iAnywhere Solutions subsidiary.

We are continuing to develop and expand our product offering so that we can provide a wide range of mobile solutions to meet your enterprise needs.  We are proud of what our OneBridge products have to offer Sybase’s mobile business, and believe that among the reasons we are attractive to Sybase are our strong customer base and our leadership position with our mobility solution.

Until the merger closes, it’s business as usual.  We sincerely thank you for your business and look forward to a continued relationship with you.

For further information, please see a few FAQs below. For the complete list of FAQs that were filed with the SEC, please see:

http://www.sec.gov/Archives/edgar/data/1051490/000110465905035010/a05-13794_2defa14a.htm

Sincerely,

The OneBridge Team

Extended Systems

Q:                                  Why is Sybase acquiring Extended Systems?

A:                                   Sybase and Extended Systems believe this proposed acquisition is in the mutual interest of both companies, and both are expected to benefit from the combination of the people, products, expertise, and customer bases. Following the closing of the proposed acquisition, Extended Systems will become a part of iAnywhere, Sybase’s subsidiary that is focused on delivering mobile and embedded software solutions.  Sybase is convinced that Extended Systems’ device mobility and enterprise mobile business is a key element for executing Sybase’s strategy of enabling the “Unwired Enterprise”.  The concept of an Unwired Enterprise is that companies can manage and mobilize information from the data center to the point of action to securely deliver information anytime, anywhere.  In addition, Extended Systems’ Advantage products are expected to strengthen Sybase’s mobile and embedded database business by bringing a strong customer base and knowledge of Delphi developers into iAnywhere.

Q:                                  What are the synergies between the two companies?

A:                                   Both companies have a strong footprint in the mobile market place. Sybase has built a strong mobile offering through both organic growth and acquisition of mobile players such as iAnywhere, Xcellenet and AvantGo. Sybase was listed as the leader in the mobile middleware space in IDC’s Worldwide Mobile Middleware report for 2004. Extended Systems has also consistently ranked very high on leadership grids for the mobile marketplace by building an impressive customer base with particular strength in Western Europe. Combining the technologies and expertise in mobility will enhance the position of the combined offering long term.

Q:                                  What is Sybase’s long-term business goal and how does Extended Systems fit in?

A:                                   Sybase’s long-term mission has been clearly stated: to enable customers of all sizes to realize the “Unwired Enterprise”—where information flows freely and securely within an organization, whether workers conduct business inside the office or on the road. Sybase is fully executing that mission, and the Extended Systems acquisition is expected to provide Sybase’s customers with an essential technology platform to expand the role of synchronization and messaging in large-scale deployments. Following the closing of the proposed acquisition, Sybase looks forward to integrating the companies’ respective technologies, to welcoming members of the Extended Systems family to Sybase, and to sustaining Sybase’s position in the mobile enterprise software space.

Q:                                  How will Extended Systems’ customer base be affected?

A:                                   Until the transaction closes, it is business as usual for Extended Systems and its customers.  Sybase plans to maintain a sharp customer focus throughout this integration and will seek to provide, following the closing of the proposed acquisition, a seamless convergence of existing Sybase and Extended Systems products and services – and to delivering unparalleled customer service and support.

Additional Information and Where to Find It

In connection with the merger, Extended Systems has agreed to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF EXTENDED SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Extended Systems, 5777 North Meeker Avenue, Boise, Idaho 83713 (Telephone: 800-235-7576 ext. 6276). In addition, documents filed with the SEC by Extended Systems will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Extended Systems in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Extended Systems with the SEC.